UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RUSS BERRIE AND COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW JERSEY

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

22-1815337

(I.R.S. EMPLOYER IDENTIFICATION NO.)

111 Bauer Drive

Oakland, New Jersey 07436

(ADDRESS OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

RUSS BERRIE AND COMPANY, INC. 1989 STOCK OPTION PLAN

(FULL TITLE OF THE PLAN)

ANDREW GATTO
CHIEF EXECUTIVE OFFICER
111 Bauer Drive
Oakland, New Jersey 07436
(201) 337-9000

(NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

copy to:

JOEL I. GREENBERG, ESQ.

KAYE SCHOLER LLP

425 Park Avenue

New York, New York 10022

(212) 836-8000

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Reg. No. 33-27406) of Russ Berrie and Company, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 16, 1989 (the “Registration Statement”) pertaining to a maximum aggregate of 2,00,000 shares of the Company’s common stock, stated value $0.10 per share (“Common Stock”) issuable under the Company’s 1989 Stock Option Plan (the “Plan”).

Under the terms of the Plan, no further options or Common Stock may be issued thereunder.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment thereto, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on this 4th day of January, 2005.

RUSS BERRIE AND COMPANY, INC.

By:

/s/ John Wille
Name:	John Wille
Title:	Vice President Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.(1)

Dated:	January 04, 2005

(1)                                 PRINCIPAL EXECUTIVE OFFICERS, PRINCIPAL FINANCIAL OFFICER, CONTROLLER OR PRINCIPAL ACCOUNTING OFFICER, AT LEAST A MAJORITY OF THE BOARD